Exhibit 10.2

                         St. Lawrence Seaway Corporation
                                 55 South Avenue
                           Indianapolis, IN 46204-1774
                                 (317) 639-5292


                                 August 31, 2007





Mr. Duane L. Berlin Secretary and Director
St. Lawrence Seaway Corporation
200 Connecticut Avenue
5th Floor
Norwalk, Connecticut 06854

Dear Duane:

         In consideration of your continued service as an officer and director of St. Lawrence Seaway Corporation, a Delaware corporation (the "Company"), the Company hereby contractually agrees to provide you with the indemnification rights currently provided by the Company to its officers and directors, as described in the Company's Certificate of Incorporation and bylaws, which are incorporated herein by reference. Notwithstanding any future amendments to the Company's Certificate of Incorporation and bylaws, the Company hereby agrees to continue to provide you with such indemnification rights so long as you serve as an officer and director of the Company, and after such service is completed, for so long as you are exposed to any potential liability by reason of your service as an officer and director of the Company.

         The rights granted to you by the Company in this agreement shall not be deemed exclusive of, or in limitation of, any rights to which you may be entitled under applicable law, the Company's Certificate of Incorporation and bylaws, or otherwise.

         If this letter confirms your understanding of our agreement, please execute the enclosed counterpart of this letter.

                                              Very truly yours,

                                              ST. LAWRENCE SEAWAY CORPORATION


                                              By: /s/ Bernard Zimmerman       ,
                                                  ----------------------------
                                                      Bernard Zimmerman
                                              Its Chairman and Chief Executive
                                              Officer


Accepted and agreed to as of this 31st day of August, 2007.

/s/ Duane L. Berlin
-----------------------
Duane L. Berlin